SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ____)

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☐	Soliciting Material Pursuant to §240.14a-12

WRIGHT MEDICAL GROUP N.V.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 28, 2019. WRIGHT MEDICAL GROUP N.V. Meeting Information Meeting Type: Annual General Meeting For holders as of: May 31, 2019 Date: June 28, 2019 Time: 12:00 p.m. Central European Time Location: Prins Bernhardplein 200 1097 JB Amsterdam The Netherlands WRIGHT MEDICAL GROUP N.V.  PRINS BERNHARDPLEIN 200  1097 JB AMSTERDAM THE NETHERLANDS You are receiving this communication because you hold shares in the company named above.This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. See the reverse side of this notice to obtain proxy materials and voting instructions.

Before How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: NOTICE AND PROXY STATEMENT ANNUAL REPORTHow to View Online: Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy:  If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639  3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the following page) in the subject line. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before June 14, 2019 to facilitate timely delivery. How To Vote Please Choose One of the Following Voting MethodsVote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow gXXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

The Board of Directors recommends you vote FOR the following proposals:

1. Appointment of an executive director nominated by the Board of Directors

   Nominee:

   1a. Appointment of Robert J. Palmisano for executive director. Mark "For" to appoint Palmisano.

   Appointment of eight non-executive directors nominated by the Board of Directors

   Nominees:

   1b. Appointment of David D. Stevens for non-executive director. Mark "For" to appoint Stevens.

   1c. Appointment of Gary D. Blackford for non-executive director. Mark "For" to appoint Blackford.

   1d. Appointment of J. Patrick Mackin for non-executive director. Mark "For" to appoint Mackin.

   1e. Appointment of John L. Miclot for non-executive director. Mark "For" to appoint Miclot.

   1f. Appointment of Kevin C. O'Boyle for non-executive director. Mark "For" to appoint O'Boyle.

   1g. Appointment of Amy S. Paul for non-executive director. Mark "For" to appoint Paul.

   1h. Appointment of Richard F. Wallman for non-executive director. Mark "For" to appoint Wallman.

   1i. Appointment of Elizabeth H. Weatherman for non-executive director. Mark "For" to appoint Weatherman.

2. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2019.

3. Appointment of KPMG N.V. as the auditor for our Dutch statutory annual accounts for the fiscal year ending December 29, 2019.

4. Adoption of our Dutch statutory annual accounts for the fiscal year ended December 30, 2018.

5. Release of each member of our board of directors from liability with respect to the exercise of his or her duties during the fiscal year ended December 30, 2018.

6. Extension of the authority of our board of directors to repurchase up to 10% of our issued share capital (including depositary receipts issued for our shares) until December 28, 2020 on the open market, through privately negotiated transactions or in one or more self-tender offers for a price per share (or depositary receipt) not less than the nominal value of a share and not higher than 110% of the market price of a share (or depositary receipt) at the time of the transaction.

7. Limited authorization of our board of directors to issue ordinary shares or grant rights to subscribe for ordinary shares up to 20% of our issued and outstanding shares at the time of the issue until June 28, 2021.

8. Limited authorization of our board of directors to resolve to exclude or restrict our shareholders' pre-emptive rights under Dutch law with respect to the ordinary shares and rights to subscribe therefor that the board of directors may issue or grant pursuant to the authority in proposal 7 above until June 28, 2021.

9. Approval of the Wright Medical Group N.V. Amended and Restated 2017 Equity and Incentive Plan.

10. Approval, on an advisory basis, of our executive compensation.

Said attorneys and proxies, or other substitutes (or if only one), at said meeting, may exercise all of the powers hereby given. Any proxy heretofore given is hereby revoked.